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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 24, 1996
                                                 -----------------

                                KCS Energy, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      1-11698                  22-2889587
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(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)           Identification No.)


379 Thornall Street, Edison, New Jersey                             08837
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(Address of principal executive offices)                          (Zip Code)


                                 (908) 632-1770
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               Registrant's telephone number, including area code


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)


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Item 5.         Other Events.

        A settlement was reached between KCS Energy, Inc. ("KCS") and Tennessee Gas Pipeline Company ("TGT") on all items of litigation between KCS and TGT concerning KCS' above-market-price, take-or-pay contract with TGT. Included in the settlement is the disposition of the lawsuit related to the recent verdict of a jury in a trial in the District Court of Zapata County, Texas, in which the jury awarded TGT $143.2 million including approximately $114 million for punitive damages. In addition to the dismissal of their respective claims, KCS and TGT agreed to terminate the contract effective January 1, 1997, which is two years prior to its expiration date.

        The press release issued by KCS is attached as an exhibit.

Item 7 Financial Statements and Exhibits.

        (a)  None

        (b)  None

        (c)  Exhibits

        99   Press Release dated December 24, 1996.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KCS Energy, Inc.

                                    By: /s/ Henry A. Jurand
                                        ---------------------
                                           Henry A. Jurand
                          Vice President, Chief Financial Officer and Secretary

Dated:  December 26, 1996